UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 26, 2026

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2390 East Orangewood Avenue, Suite 570

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Exchange Agreement

On March 26, 2026, BioCorRx Inc., a Nevada corporation (the “Company”), entered into a stock exchange agreement (the “Agreement”) with Lourdes Felix, Chief Executive Officer of the Company and a member of the Company’s Board of Directors (the “Board”), Louis C Lucido, President of the Company and a member of the Board, and Kent Emry (collectively with Lourdes Felix and Louis C Lucido, the “Shareholders”), a member of the Board, pursuant to which the Shareholders agreed to transfer to the Company an aggregate of 1,215 shares of common stock of BioCorRx Pharmaceuticals, Inc., a Nevada corporation, which is a majority-owned subsidiary of the Company (the “Subsidiary”), representing in the aggregate approximately 12.15% of the outstanding common stock of the Subsidiary, in exchange for an aggregate of 2,263,371 shares (the “Parent Shares”) of the Company’s common stock, par value $0.001 per share (the “Exchange”).

The Exchange was in connection with the Company’s Plan of Reorganization, adopted February 25, 2026, pursuant to which the Company intends to acquire control of the Subsidiary within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the “Code”). The Exchange is intended to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code.

The Parent Shares constitute the sole consideration to be issued to the Shareholders and no cash or other property was paid or transferred in connection with the Exchange. The Exchange closed on March 27, 2026.

On February 25, 2026, the Board approved the Exchange in accordance with the Company’s related party transaction policy.

The Agreement contains representations and warranties of the Company and the Shareholders which are typical for transactions of this type. In addition, the Agreement also provides the Shareholders certain registration rights for the Parent Shares, subject to certain limitations.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Parent Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are or will be, as the case may be, “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act.

The issuance of the Parent Shares was made or will be made, as the case may be, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Parent Shares was based upon the following factors: (a) the issuance of the Parent Shares was an isolated private transaction by the Company which did not involve a public offering; (b) there was no general solicitation; (c) there were no subsequent or contemporaneous public offerings of the Parent Shares by the Company; (d) the Parent Shares were not broken down into smaller denominations; (e) the negotiations for the issuance of the Parent Shares took place directly between the Shareholders and the Company; and (f) the Shareholders are accredited investors.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the Securities and Exchange Commission (the “SEC”) filing that included such document.

Exhibit No.	Description
10.1	Form of Stock Exchange Agreement, dated March 26, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: April 2, 2026	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Executive Officer

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